UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2010

Tsingda eEDU Corporation

(Exact name of registrant as specified in its charter)

Cayman Island	000-52347	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 0620, Yongleyingshiwenhuanan Rd., Yongledian Town, Tongzhou District, Beijing, PR China	101105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86 10-62690222/0255/0299)

COMPASS ACQUISITION CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Compass Acquisition Corporation (the “Company”) held a Special Meeting of Shareholders (“Special Meeting”) on November 15, 2010 at its principal offices in Beijing, China, pursuant to the Notice of Special Meeting of Shareholders. At the Special Meeting, 33,386,754 shares of the Company’s authorised share capital were represented in person or by proxy, which constituted a quorum.

At the Special Meeting, shareholders approved two proposals. The proposals are described in detail in the Company’s definitive proxy materials which were filed with the Securities and Exchange Commission and first made available to shareholders of record at the close of business on June 6, 2010, on or about October 19, 2010.

Proposal One – CORPORATE NAME CHANGE

The Company’s shareholders approved an amendment to the Company’s name from “Compass Acquisition Corporation” to “Tsingda eEDU Corporation” with the following vote totals:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
33,386,754	0	0	0

Proposal Two –CONSOLIDATE AND INCREASE THE COMPANY’S SHARE CAPITAL

The Company’s shareholders approved an amendment to the Company’s share capital to affect a three-for-one (3 to 1) consolidation of the Company's issued and outstanding Ordinary Shares and to increase the amount of the Company's authorized Ordinary Shares from thirty-nine million sixty-two thousand five hundred shares (39,062,500) to one hundred million (100,000,000) shares with the following vote totals:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
33,386,754	0	0	0

The name change of the Company to Tsingda eEDU Corporation and the three-for-one consolidation and increase in the Company’s authorized share capital is effective immediately following shareholder approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tsingda eEDU Corporation

Date: November 16, 2010	By:	/s/ Kang Chungmai
Kang Chungmai Secretary and Chief Financial Officer